SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): December 5, 2000


               SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
           (Exact name of registrant as specified in its charter)




          Delaware                  000-27908                 16-1494566
(State or other jurisdiction  (Commission File Number) (IRS Employer
        of incorporation)                               Identification No.)
============================ ========================= =========================



15 Link Drive, Binghamton, New York                                   13904
(Address of principal executive offices)                            (Zip Code)


   Registrant's telephone number, including area code: (607) 722-3800

                            Not Applicable
       (Former name or former address,  if changed since last report.)


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Item 5.  Other Events.


              Semiconductor Laser International Corporation (the "Company") and its Chief Executive Officer recently received additional subpoenas in connection with the previously disclosed investigation by the Securities and Exchange Commission (the "Commission"). As previously reported by the Company, pursuant to a 1998 formal order of investigation, the Commission has been investigating whether violations of certain aspects of the federal securities laws have occurred in connection with the Company. The Company and certain of its current and/or former officers and directors had previously produced documents pursuant to subpoenas from the Commission received in 1998. The Company and its Chief Executive Officer are represented by separate counsel in connection with this matter. The Company is not able to speculate as to the specific subject matter of the investigation. There can be no assurance as to the timeliness of the completion of the investigation or as to the final result thereof, and no assurance can be given as to whether the final result of the investigation will have a material adverse effect on the Company.


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                               SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SEMICONDUCTOR LASER
                                   INTERNATIONAL CORPORATION


                                   By: /s/ Geoffrey T. Burnham
                                      ------------------------
                                   Name: Geoffrey T. Burnham
                                   Title:   Chairman of the Board, President
                                            and Chief Executive Officer

Dated:      December 6, 2000



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